TABLE OF CONTENTS

EXHIBIT 23.2

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

iNTELEFILM Corporation
Minneapolis, Minnesota

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated February 8, 2000 except notes 8 and 10 dated March 17, 2000, relating to the consolidated financial statements of iNTELEFILM Corporation appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 1999.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO SEIDMAN, LLP
BDO SEIDMAN, LLP
Milwaukee, Wisconsin

June 1, 2000.